UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 26, 2009
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Settlement Agreement with the Massachusetts Division of Insurance
     As previously disclosed, in December 2006, The MEGA Life and Health Insurance Company (“MEGA”), Mid-West National Life Insurance Company of Tennessee (“Mid-West”) and The Chesapeake Life Insurance Company (the “Insurance Companies”) entered into a regulatory settlement agreement with the Massachusetts Division of Insurance (the “Division”) following two prior limited scope market conduct examinations, the first pertaining to operations, complaint handling, marketing and sales, certificate holder services, underwriting and rating, and the second pertaining to claims handling practices in small group health insurance. The Division has monitored the Insurance Companies’ activities and implementation of the regulatory settlement agreement requirements and, in January 2009, commenced a re-examination of certain key provisions of the regulatory settlement agreement.
     On August 26, 2009, the Insurance Companies and the Division entered into a settlement agreement (the “Settlement Agreement”) to resolve all outstanding matters stemming from the 2006 regulatory settlement agreement and to resolve all issues identified in subsequent reviews and/or re-examinations conducted through February 2009.
     The settlement terms include payment of a $2,000,000 fee; discontinuance of voluntary sales of health benefit plans to eligible individuals and small businesses in the Massachusetts market; and agreement not to offer any new health benefit plans in Massachusetts on or after October 1, 2009, for a period of three years. The Insurance Companies may continue to offer ancillary vision, dental and related specialty plans that are not considered “health benefit plans” under Massachusetts law, and may continue to renew all existing health benefit plans and to honor all existing contracts pursuant to applicable statutory and regulatory requirements. The terms of the Settlement Agreement also require referral of all producer disciplinary actions to the Division’s Special Investigations Unit for a two year period; a targeted customer outreach and claims reassessment process; monthly reporting to the Division regarding the claims reassessment process and Special Investigation Unit referrals; and continued compliance with the requirements of the December 2006 regulatory settlement agreement as such requirements pertain to the business that the Insurance Companies continue to issue and/or renew after the Settlement Agreement is executed. The reasonable costs of the Division in monitoring compliance with the Settlement Agreement will be paid by the Insurance Companies. The Division may impose an additional penalty of up to $3,000,000 if the Insurance Companies fail to comply with the requirements of the Settlement Agreement.
     By entering into the Settlement Agreement, the Insurance Companies do not admit, deny or concede any actual or potential fault, wrongdoing, liability or violation of law in connection with any facts or claims that have been or could have been alleged against them.
     For more information, please refer to the copy of the Settlement Agreement and exhibits thereto, attached hereto as Exhibit 10.1. The above description of the Settlement Agreement is qualified in its entirety by reference to Exhibit 10.1.
     Final Judgment by Consent with the Massachusetts Attorney General
     As previously disclosed, on October 23, 2006, MEGA was named as a defendant in an action filed by the Massachusetts Attorney General on behalf of the Commonwealth of Massachusetts (Commonwealth of Massachusetts v. The MEGA Life and Health Insurance Company), pending in the Superior Court of Suffolk County, Massachusetts, Case Number 06-4411-F. The Complaint was served on MEGA in January 2007.
     Plaintiff alleged that MEGA engaged in unfair and deceptive practices by issuing policies that contained exclusions of, or otherwise failed to cover, certain benefits mandated under Massachusetts law. In addition, plaintiff alleged that MEGA violated Massachusetts laws that (i) require health insurance policies to provide coverage for outpatient contraceptive services to the extent the policies provide coverage for other outpatient services and (ii) limit exclusions of coverage for pre-existing conditions. On August 22, 2007, the Attorney General filed an amended complaint which added HealthMarkets, Inc. and Mid-West (together with MEGA, the “Defendants”) to this action and broadened plaintiff’s original allegations. The amended complaint includes allegations that the

Defendants engaged in unfair and deceptive trade practices and illegal association membership practices, imposed illegal waiting periods and restrictions on coverage of pre-existing conditions and failed to comply with Massachusetts law regarding mandatory benefits.
     On August 31, 2009, the Defendants and the Commonwealth of Massachusetts agreed to settle this matter by executing a Final Judgment by Consent (the “Consent”), which has been filed with the Court for approval. The settlement terms include a collective total payment of $15,000,000, subject to certain credits for payments made under the Settlement Agreement. Each Defendant will pay $5,000,000, comprised of (i) $1,000,000 to be paid as civil penalties (the “Penalties Payment”); (ii) $250,000 to be paid as attorneys’ fees and costs; and (iii) $3,750,000 to be paid for consumer compensatory damages and other consumer relief (the “Consumer Relief Payments”). The Consent acknowledges the obligations of MEGA and Mid-West under the Settlement Agreement to pay $2,000,000, together with an as-yet undetermined sum pursuant to the claims reassessment, and provides credits as follows: (i) the $2,000,000 payment under the Settlement Agreement will be credited towards the $2,000,000 in Penalties Payments that MEGA and Mid-West would otherwise be required to collectively pay and (ii) based on amounts to be paid by MEGA and Mid-West under the Settlement Agreement for claims reassessment, the Attorney General will provide a preliminary credit of $400,000 toward the Consumer Relief Payments due collectively from MEGA and Mid-West. If the total amount of such claims reassessment payments is less than $400,000, MEGA and Mid-West must pay the difference. If the total amount of such claims reassessment payments is more than $400,000, the Attorney General must pay the amount which exceeds $400,000 up to a maximum payment of $600,000. Defendants will provide the Attorney General with information regarding actions taken, since February 1, 2007, to remediate claims associated with certain mandated benefits and policy exclusion limits. In addition to the payments described above, if the total amount of payments to remediate such claims since February 1, 2007 is less than $2,175,662, the Defendants must pay the difference.
     The terms of the Consent also prohibit MEGA and Mid-West, or any insurance subsidiary of the Defendants, from writing or issuing Health Plans (as defined under applicable Massachusetts law) for a period of five years from the date of written notice to customers; require the Defendants to provide customers with written notice regarding restrictions on renewals on or before June 30, 2011; require disclosure to customers regarding medical loss ratio of the Defendants’ Health Plans for the calendar years 2008, 2009 and 2010 and whether the products qualify as Creditable Coverage (as defined under applicable Massachusetts law); and impose a number of injunctive terms, copies of which must be served on persons who have served as insurance producers of Defendants since January 1, 2009. To the extent that the Defendants sell health benefit plans of a third party carrier, the Consent also requires the Defendants to implement revised agent training materials and agent oversight processes and provide reporting to the Commonwealth of Massachusetts regarding compliance with performance standards under the previously reported May 2008 regulatory settlement agreement resolving matters arising from the multi-state market conduct examination of the Insurance Companies.
     By entering into the Consent, the Defendants do not admit to any violation of law or liability.
     For more information, please refer to the copy of the Consent, and exhibit thereto, attached hereto as Exhibit 10.2. The above description of the Consent is qualified in its entirety by reference to Exhibit 10.2.
     This Current Report on Form 8-K contains or may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the effects (including, without limitation, the costs) associated with the agreements described above. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including the information discussed under the caption “Item 1 Business”, “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Securities and Exchange Commission and other publicly disseminated written documents.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Settlement Agreement, dated as of August 26, 2009, by and between The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company and the Commissioner of the Massachusetts Division of Insurance.

10.2	Final Judgment by Consent, dated August 31, 2009, in the matter Commonwealth of Massachusetts v. The MEGA Life and Health Insurance Company et al.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ B. Curtis Westen
	Name:	B. Curtis Westen
	Title:	Executive Vice President & General Counsel

Dated: September 1, 2009

Index to Exhibits

Exhibit Number	Exhibit Description

10.1	Settlement Agreement, dated as of August 26, 2009, by and between The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company and the Commissioner of the Massachusetts Division of Insurance.

10.2	Final Judgment by Consent, dated August 31, 2009, in the matter Commonwealth of Massachusetts v. The MEGA Life and Health Insurance Company et al.